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                                                                    Exhibit 21.1


                     LIST OF SUBSIDIARIES OF TRANSTEL S.A.
                     -------------------------------------


Empresa de Telefonos de Palmira S.A. E.S.P.

Telefonos de Cartago S.A. E.S.P.

Caucatel S.A. E.S.P.

Empresa de Telefonos de Jamundi S.A. E.S.P.

Bugatel S.A. E.S.P.

Unitel S.A. E.S.P.

Empresa de Telecomunicaciones de Girardot S.A. E.S.P.

Cablevision S.A.